NEW YORK LIFE INVESTMENTS ACTIVE ETF TRUST 485BPOS

Exhibit 99.(d)(1)(a)

AMENDMENT TO INVESTMENT ADVISORY AGREEMENT

This Amendment to the Investment Advisory Agreement, is effective as of the 28th day of August 2026, between NYLIM Active ETF Trust, a Delaware statutory trust (the “Trust”), on behalf of its series as set forth on Appendix A (each, a “Fund” and collectively, the “Funds”), and New York Life Investment Management LLC, a Delaware limited liability company (the “Advisor”).

WHEREAS, the parties hereto have entered into an Investment Advisory Agreement dated as of April 15, 2015, as amended and restated August 28, 2024 (the “Agreement”);

WHEREAS, the Advisor and the Trust desire to amend the Agreement to reflect changes to the name of the Trust and the name of each Fund.

Former Trust Name	New Trust Name
New York Life Investments Active ETF Trust	NYLIM Active ETF Trust

Former Fund Name	New Fund Name
NYLI MacKay Muni Insured ETF	NYLIM MacKay Muni Insured ETF
NYLI MacKay Muni Intermediate ETF	NYLIM MacKay Muni Intermediate ETF
NYLI MacKay Core Plus Bond ETF	NYLIM MacKay Core Plus Bond ETF
NYLI MacKay California Muni Intermediate ETF	NYLIM MacKay California Muni Intermediate ETF
NYLI Winslow Large Cap Growth ETF	NYLIM Winslow Large Cap Growth ETF
NYLI Winslow Focused Large Cap Growth ETF	NYLIM Winslow Focused Large Cap Growth ETF
NYLI MacKay High Income ETF	NYLIM MacKay High Income ETF
NYLI CBRE Real Assets ETF	NYLIM CBRE Real Estate & Infrastructure ETF
NYLI MacKay Securitized Income ETF	NYLIM MacKay Securitized Income ETF
NYLI MacKay Muni Short Duration ETF	NYLIM MacKay Muni Short Duration ETF
NYLI MacKay Muni Allocation ETF	NYLIM MacKay Muni Allocation ETF
NYLI International Small-Mid Cap Equity ETF	NYLIM International Small-Mid Cap Equity ETF
NYLI Investment Grade CLO ETF	NYLIM Investment Grade CLO ETF

NOW, THEREFORE, the parties agree that (i) the names of the Trust and Funds in the Agreement are changed as set forth above, and (ii) Appendix A of the Agreement is hereby amended and restated in the form of Appendix A attached hereto.

This Agreement, and the attachments to the Agreement constitute the entire agreement between the parties and supersede all prior agreements and understandings between them relating to the subject matter hereof. No modification of the Agreement or this Amendment should be binding on either party unless it is in writing and signed on behalf of each party by a duly authorized representative. This Amendment may be executed in counterparts, each of which shall be deemed to be an original and each of which, taken together, shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers effective as of the date set forth above.

NYLIM ACTIVE ETF TRUST		NEW YORK LIFE INVESTMENT MANAGEMENT LLC

By:	/s/ Jack R. Benintende	By:	/s/ Kirk C. Lehneis
Name: Jack R. Benintende		Name: Kirk C. Lehneis
Title: Vice President		Title: Senior Managing Director

Appendix A

to

INVESTMENT ADVISORY AGREEMENT

(As of August 28, 2026)

Fund	Fee Rate
NYLIM MacKay Muni Insured ETF	0.40% of the average daily net assets
NYLIM MacKay Muni Intermediate ETF	0.40% of the average daily net assets
NYLIM MacKay Core Plus Bond ETF	0.35% of the average daily net assets
NYLIM MacKay California Muni Intermediate ETF	0.45% of the average daily net assets
NYLIM Winslow Large Cap Growth ETF

0.75% of the average daily net asset up to $500 million;

0.725% of the average daily net assets from $500 million to $750 million;

0.71% of the average daily net assets from $750 million to $1 billion;

0.70% of the average daily net assets from $1 billion to $2 billion;

0.66% of the average daily net assets from $2 billion to $3 billion;

0.61% of the average daily net assets from $3 billion to $7 billion;

0.585% of the average daily net assets from $7 billion to $9 billion; and

0.575% of the average daily net assets over $9 billion.

NYLIM Winslow Focused Large Cap Growth ETF

0.75% of the average daily net asset up to $500 million;

0.725% of the average daily net assets from $500 million to $750 million;

0.71% of the average daily net assets from $750 million to $1 billion;

0.70% of the average daily net assets from $1 billion to $2 billion;

0.66% of the average daily net assets from $2 billion to $3 billion;

0.61% of the average daily net assets from $3 billion to $7 billion;

0.585% of the average daily net assets from $7 billion to $9 billion; and

0.575% of the average daily net assets over $9 billion.

NYLIM MacKay High Income ETF	0.40% of the average daily net assets
NYLIM CBRE Real Estate & Infrastructure ETF	0.65% of the average daily net assets
NYLIM MacKay Securitized Income ETF	0.40% of the average daily net assets
NYLIM MacKay Muni Short Duration ETF	0.25% of the average daily net assets
NYLIM MacKay Muni Allocation ETF	0.40% of the average daily net assets
NYLIM International Small-Mid Cap Equity ETF	0.70% of the average daily net assets
NYLIM Investment Grade CLO ETF	0.25% of the average daily net assets

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